Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Ability, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-230244 and 333-228465) pertaining to stock option plans and Registration Statement (Form F-3 No. 333-226288), of Ability, Inc. (the “Company”) and in the related Prospectus of our report dated April 24, 2019 with respect to the consolidated financial statements of the Company and its subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2018.

Tel Aviv, Israel	/s/ Ziv Haft
April 24, 2019	Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm